UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12671 High Bluff Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

CHRP Financing Agreement

On June 30, 2011 (“Execution Date”), Zogenix, Inc., a Delaware corporation (“Zogenix”), entered into a Financing Agreement (the “Financing Agreement”) with Cowen Healthcare Royalty Partners II, L.P., a limited partnership organized under the laws of the State of Delaware (“CHRP”). Under the terms of the Financing Agreement, Zogenix is expected to borrow, subject to standard closing conditions, $30 million from CHRP (the “Borrowed Amount”) and Zogenix has agreed to repay such Borrowed Amount together with a return to CHRP, as described below, out of direct Zogenix product sales, co-promotion revenues and out-license revenues (collectively, “Revenue Interest”) that Zogenix may record or receive as a result of worldwide commercialization of Zogenix’s products including SumavelDosePro, ZX002 and other future Zogenix products.

Under the Financing Agreement, Zogenix is obligated to pay to CHRP:

•

5% of the first $75 million of Revenue Interest recorded (in the case of net product sales) or received (in the case of co-promotion revenues and license fees) by Zogenix in a calendar year (or 5.75% if the co-promotion agreement with AstellasPharma US, Inc. (“Astellas”) is terminated prior to June 30, 2013, with a reversion back to 5% possible if certain net sales of SumavelDosePro are achieved in the four calendar quarters immediately following the effective date of termination);

•	2.5% of the next $75 million of Revenue Interest recorded (in the case of net product sales) or received (in the case of co-promotion revenues and license fees) by Zogenix in a calendar year; and

•	0.5% of Revenue Interest over and above $150 million recorded (in the case of net product sales) or received (in the case of co-promotion revenues and license fees) by Zogenix in a calendar year.

Net sales of SumavelDosePro outside the United States are only included in the Revenue Interest if such net sales exceed $10 million. Once the aggregate payments made by Zogenix to CHRP equals $75 million, the percentage of Revenue Interest owed to CHRP is reduced to 0.5% for the remainder of the term of the Financing Agreement, with only SumavelDosePro and Zohydro (formerly ZX002) subject to the Revenue Interest payments thereafter. Zogenix is also obligated to make three fixed payments of $10 million on (or before at the option of Zogenix) each of January 31, 2015, January 31, 2016 and January 31, 2017. Prepayment requires the consent of the lenders under the Oxford Loan Agreement (defined below) while balances remain outstanding under that facility.

The obligation of Zogenix to make the Revenue Interest payments during the term of the Financing Agreement will be secured under a security agreement (“Security Agreement”) by a second priority security interest (junior to the security interest of Oxford/SVB (as defined below) under the Oxford Loan Agreement (as defined below)) in all assets of Zogenix, including intellectual property and other rights of Zogenix to the extent necessary or used to commercialize Zogenix products. The security interest will be extinguished once the aggregate payments made by Zogenix to CHRP equals $75 million. CHRP, Oxford and SVB will enter into an intercreditor agreement which will govern their respective rights as secured creditors. Zogenix has agreed to specified positive and negative covenants in connection with the Financing Agreement.

Zogenix has the option to terminate the Financing Agreement at Zogenix’s election in connection with a change of control of Zogenix, upon the payment of a base amount of $52.5 million, or, if higher, an amount that generates a 19% internal rate of return on the Borrowed Amount as of the date of prepayment, in each case reduced by the Revenue Interest and principal payments received by Cowen Royalty up to the date of prepayment.

CHRP has the option to terminate the Financing Agreement at its election in connection with a change of control of Zogenix (which includes the sale, transfer, assignment or licensing of Zogenix’s rights in the United States to either SumavelDosePro or Zohydro), a bankruptcy event with respect to Zogenix or an event of default under the Financing Agreement. Upon such a termination by CHRP, Zogenix is obligated to make a payment of a base amount of $45 million, or, if higher, an amount that generates a 17% internal rate of return on the Borrowed Amount as of the date of prepayment, in each case reduced by the Revenue Interest and principal payments received by Cowen Royalty up to the date of prepayment.

Unless terminated earlier as discussed above, the Financing Agreement terminates on March 31, 2018.

Amendment of Oxford/SVB Loan Agreement

On June 30, 2011, and in connection with entering into the Financing Agreement, Zogenix amended the existing Second Amended and Restated Loan and Security Agreement (as so amended, the “Oxford Loan Agreement”) with Oxford Finance LLC (as successor to Oxford Finance Corporation) (“Oxford”) and Silicon Valley Bank (“SVB”) to provide for the following, among other things:

•	Addition of intellectual property to the collateral securing the Oxford/SVB Loan; and

•	Deferral of principal repayment to commence on February 1, 2012.

Issuance of Stock and Warrants

On June 30, 2011, and in connection with entering into the Financing Agreement, Zogenix and CHRP entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”). Under the terms of the Purchase Agreement, subject to standard closing conditions, Zogenix will issue and sell and CHRP will purchase for cash $1.5 million of Zogenix Common Stock (“Common Stock”) at a price of $3.86 per share (equal to the average closing price of Zogenix Common Stock reported by the Nasdaq Stock Market for the five consecutive trading days immediately preceding the Execution Date). In addition, under the terms of the Purchase Agreement, subject to standard closing conditions, Zogenix will issue to CHRP warrants exercisable into 225,000 shares of Common Stock. The warrants are exercisable at $9 per share of Common Stock and have a term of 10 years.

On June 30, 2011, and in connection with entering into the amendment to the Oxford Loan Agreement, Zogenix issued to Oxford and SVB warrants exercisable into an aggregate of 26,455 shares of Common Stock. The warrants are exercisable at $3.78 per share of Common Stock and have a term of 7 years.

The shares of Common Stock and warrants were issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The resale of the shares of Common Stock and the Common Stock issuable upon exercise of the warrants may be registered pursuant to the terms that will be set forth in an amendment to Zogenix’s existing investor’s rights agreement.

* * *

The foregoing descriptions of the terms of the Financing Agreement, Security Agreement, intercreditor agreement, amendment to the Oxford Loan Agreement, Purchase Agreement, forms of warrants and amendment to investor’s rights agreement are qualified in their entirety by reference to the provisions of such agreements, which will be filed as exhibits to a future Zogenix SEC filing.

Item 1.02 Termination of a Material Definitive Agreement

On June 30, 2011, and in connection with entering into the Financing Agreement and the amendment to the Oxford Loan Agreement, Zogenix paid off all remaining outstanding amounts under its Master Loan and Security Agreement dated as of March 5, 2007 (as amended and supplemented) with General Electric Capital Corporation (the “GE Loan Agreement”). The GE Loan Agreement was implemented for the purpose of financing capital equipment purchases. Each borrowing was under a promissory note repayable in 48 monthly installments based upon a monthly repayment schedule bearing interest at an annual rate determined on the date of borrowing. The loan amounts were collateralized by specific manufacturing equipment owned by the Company. Zogenix paid a prepayment fee, defined in the GE Loan Agreement in connection with the early pay-off.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Financing Agreement is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement is hereby incorporated by reference.

Item 8.01 Other Events.

On June 30, 2011, Zogenix, Inc. issued a press release entitled “Zogenix Enters $30 Million Royalty Financing Agreement with Cowen Healthcare Royalty Partners.”

A copy of the press release, dated June 30, 2011, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

***

Zogenix cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the attributes of SumavelDosePro. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the market potential for migraine treatments, and Zogenix’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to SumavelDosePro that could delay or prevent commercialization, or that could result in recalls or product liability claims; Zogenix’s dependence on its collaboration with AstellasPharma US, Inc. to promote SumavelDosePro; and other risks described in the Company’s prior press releases and filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: June 30, 2011	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary